UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the annual meeting of the shareholders of ScanSource, Inc. (the “Company”) held on December 5, 2013 (the “Annual Meeting”), the shareholders of the Company approved the ScanSource, Inc. 2013 Long-Term Incentive Plan (the “2013 Plan”). The 2013 Plan had previously been approved by the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board, subject to shareholder approval.

The 2013 Plan replaces the Company’s current long-term equity incentive plan, the Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Plan”), first approved and adopted by the Company in 2002, as well as the Amended and Restated Directors Equity Compensation Plan (the “Directors Plan”), first approved and adopted by the Company in 2003. The Company will no longer grant awards under the 2002 Plan or the Directors Plan, although outstanding awards under prior plans will continue in accordance with their terms.

The 2013 Plan authorizes the grant of awards in any of the following forms: options in the form of incentive stock options and non-qualified stock options; stock appreciation rights; restricted stock awards, restricted stock units and deferred stock units; performance shares and performance units; phantom stock awards; annual director awards; and dividend equivalents, other stock-based awards and any other right or interest relating to stock or cash granted under the plan.

The 2013 Plan authorizes the issuance of the sum of (i) 1,100,000 shares of common stock, plus (ii) any shares (A) remaining available for grant under the 2002 Plan, the Directors Plan and other prior plans (the “Prior Plans”) in effect at the time the 2013 Plan became effective, and/or (B) shares subject to awards that are forfeited under Prior Plans (subject in all cases to adjustment for anti-dilution purposes). As of November 30, 2013 there were 1,861,323 shares available for issuance under the Prior Plans, making the total number of shares available under the 2013 Plan, if the Plan had been approved on such date, 2,961,323 shares, plus any shares subject to outstanding awards under Prior Plans that are later forfeited or terminated. The 2013 Plan also imposes limitations on the amount of participant awards and contains other compensation and governance best practices, including minimum vesting provisions, a prohibition on discounted stock options or stock appreciation rights or repricing without shareholder approval and double trigger change in control provisions for employee awards.

The foregoing summary description of the 2013 Plan is qualified in its entirety by reference to the actual terms of the 2013 Plan, which is incorporated herein by reference as Exhibit 10.1. For additional information regarding the 2013 Plan, please refer to “Proposal Three – Approval of ScanSource, Inc. 2013 Long Term Incentive Plan” on pages 10-19 of the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on October 18, 2013, which is incorporated herein by reference as Exhibit 10.2.

On December 4, 2013, the Compensation Committee approved forms of award certificates for use in connection with the grant of stock options and restricted stock units under the 2013 Plan. The Restricted Stock Unit Certificate, Incentive Stock Option Award Certificate and Non-Qualified Stock Option Award Certificate contain substantially the same terms as the forms of award certificates previously used by the Company in awarding grants under the 2002 Plan. The Compensation Committee also adopted a new Director Restricted Stock Unit Certificate for use under the 2013 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

ScanSource, Inc. (the “Company”) held its annual meeting of the shareholders on December 5, 2013 (the “Annual Meeting”). The Company received proxies totaling 92.98% of its issued and outstanding shares of common stock, representing 26,119,174 shares of common stock, as of the record date. At the Annual Meeting, the shareholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 18, 2013, and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of five members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael L. Baur	21,351,233	4,767,941	—
Steven R. Fischer	23,574,541	2,544,633	—
Michael J. Grainger	23,574,841	2,544,333	—
John P. Reilly	23,574,541	2,544,633	—
Charles R. Whitchurch	20,750,540	5,368,634	—

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
24,124,650	1,964,025	30,499	—

Approval of the ScanSource, Inc. 2013 Long-Term Incentive Plan

The Company’s shareholders approved the ScanSource, Inc. 2013 Long-Term Incentive Plan, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
23,919,035	1,992,118	208,021	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	ScanSource, Inc. 2013 Long-term Incentive Plan, incorporated herein by reference to Exhibit 99 to the Registration Statement on Form S-8 (File No. 333-192664) filed on December 5, 2013*

10.2	Definitive Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on October 18, 2013 and incorporated herein by reference

*	Executive compensation plan or agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ John J. Ellsworth
December 5, 2013	Name: Its:	John J. Ellsworth Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	ScanSource, Inc. 2013 Long-term Incentive Plan, incorporated herein by reference to Exhibit 99 to the Registration Statement on Form S-8 (File No. 333- 192664) filed on December 5, 2013*

10.2	Definitive Proxy Statement, filed on Schedule 14A with the Securities and Exchange Commission on October 18, 2013 and incorporated herein by reference

*	Executive compensation plan or agreement

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